Exhibit 99.(d)(1)(a)

EXHIBIT A*

INVESTMENT ADVISORY AGREEMENT

BETWEEN

ABERDEEN ASSET MANAGEMENT INC. AND ABERDEEN FUNDS

Fund	Assets	Investment Advisory Fee
Aberdeen Tax-Free Income Fund	$0 up to $250 million	0.425%
	$250 million up to $1 billion	0.375%
	$1 billion and more	0.355%
Aberdeen Small Cap Fund	up to $100 million	0.95%
	$100 million or more	0.80%
Aberdeen Global Natural Resources Fund	$0 up to $500 million	0.70%
	$500 million up to $2 billion	0.65%
	$2 billion and more	0.60%
Aberdeen Equity Long-Short Fund****	$0 up to $1 billion	1.15%
	$1 billion and more	1.00%
AberdeenChina Opportunities Fund	$0 up to $500 million	1.25%
	$500 million up to $2 billion	1.20%
	$2 billion and more	1.15%
Aberdeen Diversified Income Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)	All Assets	0.15%
Aberdeen Dynamic Allocation Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate Growth)	All Assets	0.15%
Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Specialty)	All Assets	0.15%
Aberdeen Global Equity Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%
Aberdeen Core Fixed Income Fund**	$0 up to $2 billion	0.30%
	$2 billion up to $5 billion	0.275%
	$5 billion or more	0.25%
Aberdeen Asia Bond Fund	All Assets	0.50%
Aberdeen Global Fixed Income Fund***	$0 up to $500 million	0.60%
	$500 million up to $1 billion	0.55%
	$1 billion and more	0.50%

Fund	Assets	Investment Advisory Fee
Aberdeen Global Small Cap Fund***	$0 up to $100 million	1.25%
	$100 million and more	1.00%
Aberdeen International Equity Fund	All Assets	0.80%
Aberdeen Emerging Markets Fund (formerly, Aberdeen Emerging Markets Institutional Fund)	All Assets	0.90%
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	All Assets	1.00%
Aberdeen Emerging Markets Debt Local Currency Fund	$0 up to $500 million	0.80%
	$500 million and more	0.75%
Aberdeen Ultra-Short Duration Bond Fund	All Assets	0.20%
Aberdeen Asia-Pacific Smaller Companies Fund	$0 up to $500 million	1.30%
	$500 million up to $2 billion	1.25%
	$2 billion and more	1.15%
Aberdeen U.S. Equity Fund	$0 up to $500 million	0.75%
	$500 million up to $2 billion	0.70%
	$2 billion and more	0.65%
Aberdeen High Yield Fund (formerly, Aberdeen U.S. High Yield Bond Fund)	$0 up to $500 million $500 million and more	0.60 0.55	% %
Aberdeen Emerging Markets Debt Fund	$0 up to $500 million	0.75%
	$500 million and more	0.70%
Aberdeen European Equity Fund	$0 up to $500 million	0.90%
	$500 million to $2 billion	0.85%
	$2 billion and more	0.80%
Aberdeen Latin American Equity Fund	$0 up to $500 million	1.10%
	$500 million to $2 billion	1.05%
	$2 billion and more	1.00%

*                 As most recently approved at the December 10, 2014 Board Meeting.

**          On December 10, 2014, the Board of Trustees of the Trust approved the liquidation of the Core Fixed Income Fund.  The Core Fixed Income Fund shall be deemed removed from this Exhibit A effective upon its liquidation, to take place on or about February 12, 2015.

***   Rates effective as of July 1, 2010.

**** Rates effective as of February 27, 2011.